UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2011

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

In connection with its proposed $900 million share repurchase program (the “Share Repurchase”), J. C. Penney Company, Inc. (the “Company”) entered into separate stockholders agreements (the “Stockholders Agreements”) on February 24, 2011 with each of (i) Pershing Square Capital Management, L.P., in its capacity as investment advisor to certain funds, and its controlled affiliates (collectively, “Pershing Square”), and (ii) Vornado Realty Trust and its controlled affiliates (collectively, “Vornado,” and, together with Pershing Square, the “Stockholders”).  As described in the Stockholders Agreements, in the absence of participation by the Stockholders in the Share Repurchase, the percentage of the outstanding shares of common stock of 50¢ par value of the Company (“Common Stock”) beneficially owned by the Stockholders as of the date of the Stockholders Agreements will increase.  Accordingly, each of the Stockholders Agreements provides that, with respect to any meeting of the Company’s stockholders, Pershing Square or Vornado, respectively, will cause the number of shares of Common Stock as to which it possesses the power to vote (or direct the voting of) in excess of 16.5% or 9.9%, respectively (but in no event more shares than the Excess Shares Number), to be present for quorum purposes and to be voted at such meeting either (a) as recommended by the Company’s Board of Directors or (b) in direct proportion to the manner in which all stockholders (other than the Stockholders) vote.  As used in the Stockholders Agreements, the “Excess Shares Number” means the number of shares of Common Stock equal to (A) the product of 16.5% or 9.9%, respectively, and the number of shares of Common Stock acquired in the Share Repurchase, minus (B) the number of shares of Common Stock sold or otherwise transferred by Pershing Square or Vornado, respectively, after the date of the Stockholders Agreements.  The Stockholders Agreements also provide that Pershing Square or Vornado, respectively, will not transfer or otherwise dispose of more than the greater of (x) the total number of shares of Common Stock it beneficially owns at the time of such transfer less that number of shares of Common Stock equal to the Excess Shares Number, and (y) 16.5% or 9.9%, respectively, of the then-outstanding shares of Common Stock; unless, in each case, the transferee agrees in writing to be bound by the terms of the Stockholders Agreement.  The foregoing summary is qualified in its entirety by reference to the Stockholders Agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)          Exhibit 10.1              Stockholders Agreement, dated February 24, 2011, between the
Company and Pershing Square Capital Management, L.P.

Exhibit 10.2              Stockholders Agreement, dated February 24, 2011, between the
Company and Vornado Realty Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:	/s/ Janet Dhillon Janet Dhillon Executive Vice President,
General Counsel and Secretary

Date:  February 25, 2011

EXHIBIT INDEX

Exhibit Number                        Description

   10.1                                Stockholders Agreement, dated February 24, 2011, between the
Company and Pershing Square Capital Management, L.P.

   10.2                                Stockholders Agreement, dated February 24, 2011, between the
Company and Vornado Realty Trust.